As filed with the Securities and Exchange Commission on August 5, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/ AMENDMENT

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW WORLD MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

State of Washington

(State or jurisdiction of incorporation or organization)

3751

(Primary Standard Industrial Classification Code Number)

37-1540995

(I.R.S. Employer Identification No.)

c/o Law Offices of Alex & Gaxiola, PC

William Doran, Sr., Attorney at Law

1717 East Bell Road, Suite 100

Phoenix, Arizona 85022

Telephone: 602.971.1775, Telefax: 602.867.7833

Agent for Service	With a Copy to:
William Doran, Sr., Atty. as Law	Gus Williams, President
1717 East Bell Road, #100	c/o William Doran, Sr. Atty. at Law
Phoenix, Arizona 85022	1717 East Bell Road, #100
Telephone: 602.971.1775	Phoenix, Arizona 85022
Telefax: 602.867.7833	602.971.1775, Fax: 602.867.7833

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐                                       Accelerated filer            ☒

Non-accelerated filer   ☐                                       Smaller-reporting filer  ☒

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be Registered	Dollar Amount To Be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Proceeds from Offering	Amount of Registration Fee
Common Stock	$400,000	$.05	$400,000	$15.72

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (§ 230.457 of this chapter) relied upon if the basis of the calculation is not otherwise evident from the information presented in the table.  If the filing fee is calculated pursuant to Rule 457 (o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table.  Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

No exchange or over-the-counter market exists for New World Motorsports, Inc.’s (“New World”) shares of common stock. There is no market for New World shares of common stock. The offering price was arbitrarily established by management and does not reflect market value, assets or any established criteria of valuation.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such section 8(a), may determine.  THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

PROSPECTUS

August 5, 2008

NEW WORLD MOTORSPORTS, INC.

“New World”, “Issuer”, “Corporation” or the “Company”

Title of each		Proposed	Proposed
Class of Securities	Amount to	Offering Price	Aggregate
to be Registered	Be Registered	Per Share	Offering Price

Maximum:
Common Stock	8,000,000	$0.05	$400,000
	No Minimum		No Minimum

New World may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

•

This is a self-underwritten “best efforts” no minimum offering, which is not underwritten by a registered broker/dealer, of 8,000,000 shares New World’s Common stock, at an offering price of $0.05 per share of common stock.

•

New World’s Secretary will be the only officer and director selling these shares of common stock, pursuant to Rule 3(a)4-1. New World will receive all of the proceeds from the sale of up to 8,000,000 shares of common stock. There is no selling commission associated with the sale of these shares of common stock. See “Plan of Distribution”, page 25.

•

All funds derived from this Offering will be deposited into the general account held by New World under control of the Secretary, Mr. Brian Jenkins. All funds received from the sale of the shares of our common stock will be available to New World for its use in its sole discretion in developing its business.

•

In the event that the 8,000,000 shares of common stock have not been sold by the Termination Date of May 31, 2009, then any unsold shares of common stock will not be available for sale.  The termination date will not be extended.

•

An investor is not limited to a minimum or maximum amount of shares of common stock to be purchased, pending availability.

•

There is currently no market for New World shares of common stock. New World intends to apply through a registered broker/dealer to list its shares on the OTC Bulletin Board or a regional stock exchange under a symbol to be assigned by the National Association of Securities Dealers, however there is no assurance that New World will be assigned a symbol.

•

If we are successful in having our shares of common stock quoted by the NASD on the Over the Counter Bulletin Board (“OTCBB”), sales may be at market prices or negotiated prices. New World has not applied for quotation on the OTCBB.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.  An investor should only rely on the information contained in this document.  New World has not authorized anyone to provide any investor that is different.  This document may only be used where it is legal to sell these securities.  THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 8.

TABLE OF CONTENTS

Part I – Information Required in Prospectus

Summary Information, Risk Factors, and Ratio of Earnings to Fixed Charges.	6

Use of Proceeds	20

Determination of Offering Price	23

Dilution	23

Selling Security Holders	24

Plan of Distribution	24

Description of Securities to be Registered	27

Interests of Named Experts and Counsel	29

Information with Respect to the Registrant	29

a. Description of Business	29

b. Description of Property	32

c. Legal Proceedings	33

d. Where Common Equity Securities are Being Offered	33

e. Financial Statements	F-1

f. Selected Financial Data	38

g. Supplementary Financial Information	38

h. Management’s Discussion and Analysis of Financial Condition and
Results of Operations	38

i. Changes in and Disagreements with Accountants and Financial Disclosure	40

j. Quantitative and Qualitative Disclosures About Market Risk	40

k. Officers and Directors	40

l. Executive Compensation	41

m. Security Ownership of Certain Beneficial Owners and Management	42

n. Transactions with Related Persons, Promoters and Certain Control Persons	43

Material Changes	44

Incorporation of Certain Information by Reference	44

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	45

Part II – Information Not Required in Prospectus:

Other Expenses of Issuance and Distribution	45

Indemnification of Directors and Officers	46

Recent Sales of Unregistered Securities	47

Exhibits and Financial Statement Schedules	48

Undertakings	48

PART I – INFORMATION REQUIRED IN PROSPECTUS

Item 3.

 Summary Information and Risk Factors and Ratio of Earning to Fixed Charges.

Please note that throughout this prospectus, the words “we”, “our” or “us” refers to New World Motorsports, Inc. (“New World”).

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

New World Motorsports, Inc. is a State of Washington corporation, organized on March 5, 2007, and is in the business of the development of sales and marketing and management of high performance, imported electric motor-scooters, known as Electric Sports Vehicles or “ESV’s”.  The Company has not filed for a tradename with the United States Patent and Trademarks Office, but intends to file for an available and suitable tradename with the United States Patent and Trademarks Office once the Company implements its business plan and franchise model as discussed in Milestone One, Page 40. These high performance electric motor-scooters are designated for certain markets including that of the established electric vehicle markets, the college student market, resort market and other select markets, such as pizza home delivery.  New World intends to franchise dealerships once the business model is proven in the Pacific Northwest area  and other selected business model areas such as Phoenix, Arizona.  Additionally, New World will enter into an agreement with an established franchise consulting specialist group to work with the Company to file the necessary regulatory documentation in order to be able to offer franchises in the United States of America and elsewhere.  Management of New World believes that the majority of its business will be conducted initially within in the United States of America and Canada. New World will launch its sales and marketing program in the “environmentally friendly” Pacific Northwest, with a second location in Phoenix, Arizona. The Company’s growth strategy is to offer two distinct ESV scooter models in a variety of colors and other specialized accessories.  The Company intends to target the North American market prior to any expansion into foreign territories.

In the designated electric vehicle industry, we are a “start up” company. This means that we are involved in the investigation of targeted markets that we believe will have the potential for a successful sales and service locations. No commercially exploitable projects have been identified to date and we cannot assure investors that any such locations will be found.

We have no revenues, have achieved losses since inception, have no operations, have been issued a “going concern” opinion by our auditors and rely upon the sale of our securities to fund operations.

There is no ratio of earnings to fixed income or projected ration of earning to fixed income as the Corporation has no income as of this date.

Name, Address, and Telephone Number of Registrant

New World Motorsports, Inc.

c/o William Doran, Sr., Attorney at Law

1717 East Bell Road, Suite 100

Phoenix, Arizona 85022

Telephone: 602.971.1775, Telefax: 602.867.7833

The Offering

Price per share offered

$0.05

Common stock currently outstanding

7,830,000 shares

Common stock offered by the company (minimum)

nil shares

Common Stock offered by the company (maximum)

8,000,000 shares

Common stock to be outstanding after the offering

15,830,000 shares (assuming all shares are sold)

Initially, 2,500,000 shares of common stock were issued to Atlas Financial Group on April 15, 2007 for the business model pursuant to the importation, sales and service of electric motor-scooters. These 2,500,000 shares of common stock were valued at the Issuer’s par value of $0.001 and reflected as $2,500 on the Issuer’s financial statements.  Additionally on April 15, 2007, there were 100,000 shares of common stock issued in exchange for officer and director services, calculated at the Issuer’s par value of $0.001. The Issuer then sold 3,210,000 shares of common stock for the cash consideration of $0.01 per share resulting in $32,100 in investment capital from inception of March 5, 2007 to December 31, 2007.  From January 1, 2008 to March 31, 2008, New World sold 2,020,000 shares of common stock for the cash consideration of $0.02 per share resulting in $40,400 in investment capital.  As of March 31, 2008 and June 30, 2008 and August 5, 2008, New World had a total of 7,830,000 shares of common stock issued and outstanding.  New World currently intends to offer 8,000,000 shares of its common stock for sale to the public at $0.05 per share for a maximum proceeds of $400,000 in investment capital. This offering is being registered pursuant to this prospectus.

The offering price of this issue was set by taking into account the resultant number of shares in the “float” and our perceived market capitalization. The “float” is the number of shares available to be traded and our market capitalization is the theoretical total worth of the shares of New World if they were all sold at a specific price at the same time. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs.

The offering will conclude when all of the 8,000,000 shares of our common stock have been sold, the shares of common stock no longer need to be registered to be sold or twelve months from the date of this prospectus. The benefit of any amount of shares sold, up to the 8,000,000 share maximum, will accrue to New World.

Summary Financial Information

Balance sheets

	December 31, 2007	March 31, 2008

	AUDITED	AUDITED
Cash	$700	$188.
Total Assets	$700	$188.

Total Liabilities	$-0-	$-0-
Accumulated deficit during
the development stage	$34,000	$74,912
Total Stockholders’ Equity	$700	$188.

Statement of Loss and Deficit Accumulated during the Development Stage

From inception March 5, 2007 to December 31, 2007 and January 1, 2008 to March 31, 2008:

	Year ended	Period ended	Inception to
	December 31, 2007	March 31, 2008	March 31, 2008

Operating Expenses	$34,000	$40,912	$74,912
Net Loss	$34,000	$40,912	$74,912

Risk Factors

Risk factors affecting operating results:

Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. You may lose all or part of your investment in this offering. The trading price of our shares of common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. We caution you to review the cautionary statements set forth in this prospectus.

We are a  “development stage” company, have no revenues, an accumulated deficit and may have continued losses for the foreseeable future.

New World is in the development stage and, to date, has not earned any revenues from operations since its inception on March 5, 2007.  New World has continued to incur losses of $34,000 since inception to December 31, 2007 and losses of an additional $40,012 to March 31, 2008.  The total losses from inception to March 31, 2008 are $74,912.  New World’s principal activities have been organizational and developmental in nature.  New World has generated no revenues from operations, has incurred expenses and has sustained losses.  In addition, New World expects to continue to incur operating expenses.  As a result, New World will need to generate significant revenues to achieve profitability, which may not occur.  New World expects its operating expenses to increase significantly as a result of the further implementation of New World’s business plan. New World has not yet completed developing its website. New World’s business may never generate sufficient revenues to meet its expenses or achieve profitability. Even if the Company does achieve profitability, the Company may be unable to sustain or increase profitability on a quarterly or annual basis in the future. It is possible that the Company will never achieve profitability or continue as an operating business.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not commenced management of any publications or initiated any specialty publications and have no way to evaluate the prospects of our being able to operate our business successfully. We were incorporated on March 5, 2007 and subsequent to our organizational activities, we have attempted from time to time, to identify and obtain business opportunities. We have not earned any revenues and we never achieved profitability. If you are considering being an investor you should be aware of the difficulties normally encountered by start up management companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of the venues that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to acquisition of locations and additional costs and expenses that may exceed current estimates for development of a venue. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.  Our current operating funds are less than necessary to complete the development of our business, and therefore we will need to obtain additional financing in order to complete our business plan. As of December 31, 2007, we had cash on hand of $700.  As of March 31, 2008, we had cash on hand of $188.  Our business plan calls for expenses in connection with the development of the business concept. Milestone One is estimated to cost approximately $100,000. The Company has raised $72,500, which it has spent in organizational costs, the implementation of its initial business plan and the creation of this Form S-1 Registration Statement.  The Company is proposing to raise $400,000 to further implement its business plan pursuant to this offering. We may require additional financing in order to complete Milestone Two activities. The costs of this offering, estimated to be $23,000 are included in the estimated costs of Milestone One.

If we cannot raise funds for the development of the business, we must enter into a joint venture with another party, sell our concepts completely or lose any interest in the concepts. In the event of any of the above you could lose all or part of your investment in this offering.

Because our executive officers have only experience in non-similar business ventures and professional sports, and do not have formal training specific to the technicalities of the electric vehicle sales and service operations, there is a higher risk our business will fail.

Mr. Gus Williams, our President, Chief Executive Officer and a New World Director, has experience as an NBA professional basketball player from 1975 to 1984 and is a member of the NBA Hall of Fame.  After retirement in 1984, Mr. Williams has been a consultant to many corporations seeking professional sports contacts and professional sports markets. Mr. Brian Jenkins does not have experience in the electric motor-scooter business or any franchised businesses or franchise format. As a result of this relative inexperience, there is a higher risk of our being unable to complete our business plan. In addition, we will have to rely on the technical services of other qualified operational personnel in order for us to carry out our planned program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in this offering.

Our offering is being conducted on a “self underwriting” basis and we may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment in this offering

Our Secretary and Director, Mr. Brian Jenkins, is selling this offering on a “self underwriting” basis. This means that no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and may be undercapitalized. We may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment in this offering.

We currently anticipate that the maximum proceeds from the offering ($400,000), together with available funds, will be sufficient to meet our anticipated needs for at least the next 12 months; reduced proceeds will be sufficient to effect our plan on a more limited basis with certain adjustments. The shares of common stock being sold by the Company under the direction of the Company’s Secretary, Mr. Brian Jenkins, in a self-underwritten public offering of 8,000,000 shares of common stock on a best efforts basis with no minimum.  No individual or firm is committed to purchase or take any of the shares of common stock.  There is no assurance that any portion of the shares of common stock will be sold. If no shares of common stock are sold under this offering we will not be able to meet our working capital needs for the next twelve months. Any funds derived from the offering will become immediately available to the Company. This means your investment will not be returned.  Although we have estimated that reduced proceeds together with available funds will not be sufficient to implement our business plan, we may not have estimated correctly and may need to make other adjustments to our proposed use of proceeds and our business plan. Even assuming maximum proceeds, if we do not succeed in seeing revenues from operations in the next twelve months, we may require additional funding which may not be available when needed.  If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of these securities may have rights senior to those of the holders of our common stock.  If we obtain additional financing by issuing debt securities, the terms of these securities could limit our flexibility in making business decisions.  Failure to achieve maximum proceeds in this offering and/or the need for additional future financing could reduce the value of your investment. You should read the discussions under "Use of Proceeds" and "Management’s Discussion and Analysis or Plan of Operation” to further evaluate the risks associated with insufficient funding.

Our auditor’s report has a “going concern” qualification.

The Company’s independent auditor’s report on the Company’s financial statements includes an explanatory paragraph that states: “The Company does not have sufficient working capital for its planned activity and to service its debt which raises substantial doubt about its ability to continue as a going concern. As discussed in Note 6 to the financial statements, New World Motorsports, Inc. is engaged in new operations and the ability to continue to exist as a going concern relies on the company’s ability to obtain adequate financing and to generate sufficient sales.”

We are solely dependent upon this offering to commence meaningful business operations.

New World is solely dependent upon obtaining a minimum of 50% of the proceeds ($200,000) from this offering to commence any meaningful business operations.  The Company must have sufficient working capital to be able to commence and sustain its business operations for the first 12 months. It is highly unlikely that the Company will be able to continue any meaningful business operations unless the Company is successful in financing of operations by way of the minimum sale of 50% of the shares of common stock in this offering.

We may incur problems in the import, sales and marketing of electric motor- scooters which could result in lack of product sales, business delays and the future economic viability of the Company.

Potential investors should be aware of the problems, delays, expenses, difficulties, and risks encountered by a development stage electric vehicle sales and service company, particularly in a rapidly changing industry, dependent on economic conditions, social trends, availability of qualified personnel and advertising sources and other factors that are beyond the control of the Company.  These risks are the anticipated and unanticipated problems relating to the electric vehicle sales and service industry.

All or some of these risks are inherent in the segmented electric vehicle sales and service business and could result in the lack of sales and the overall potential success of New World’s business plan and business operations.

We may encounter overall marketing resistance for our electric motor-scooters and the electric motor-scooter product components in the electric vehicle industry which could result in lack of product sales and business losses for the Company.

New World may encounter resistance in the developing and marketing of New World’s electric motor-scooters known as Electric Sports Vehicles “”ESV’s”.  The electric vehicle industry is relatively new and is presently confined mainly to organized environmental (“green”) groups and multi-national corporations, which are well established and well financed.  New World could experience a lack of sales to targeted markets and distributors if those entities are unable to accept the New World’s electric motor-scooters as a viable means of transportation. New World may also fail to develop an acceptable level of product sales to the targeted markets and to projected distributors.

We are in the early stages of electric vehicle market development with fragmented industry infrastructure which could result in a lack of product sales and have a material adverse affect on the overall business operations.

The general electric vehicle industry is well established with several dominant leaders, primarily in the golf cart and automobile markets, however the segmented electric motor- scooter market is relative new and has only a few dominant leaders.  Potential sales of the New World’s electric motor-scooter is at an early stage of development, is evolving rapidly, and is characterized by an increasing number of market entrants who have introduced, or are developing similar or competing products.  As is typical of a new and rapidly evolving industry, the demand and market acceptance for recently introduced electric motor vehicles is subject to a certain level of consumer trends which are reflected in the market acceptance of the electric vehicle

We are subject to rapid and significant changes in the electric vehicle industry with the Electric Sports Vehicles (“ESV’s) and we may not have the resources to adapt to such changes.

The electric vehicle industry is subject to rapid and significant changes due to economic, environmental and social trends.  New World may not be able to adjust to such changes in a timely manner or at all, which would adversely affect the overall potential sale of the Company. Such rapid change may, in a very short period of time, impose additional, unforeseen costs to New World in that New World may be required to modify its product line to adapt to such changes.  New World may not be able to successfully modify its products for the sales and service of electric motor-scooters.

We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant and could adversely materially affect the business and future operations.

Results of New World’s operations will depend upon certain markets being accessible to the New World’s management, some of which are beyond New World’s control, including market acceptance of the New World’s electric motor-scooter and related accessories and service. Therefore, New World may have significant fluctuations in revenue from quarter to quarter based on several factors which could adversely materially affect the business and future operations.

We are materially dependent upon our key personnel and the loss of such key personnel could result in business delays in the further implementation of our business plan or could result in business failure.

New World depends specifically upon the continued involvement of Mr. Gus Williams, the Company’s President, Chief Executive Officer and Director and Brian Jenkins, the Company’s Secretary and Director.  As New World is a “start-up” or development stage company, the further implementation of the Company’s business plan is dependent on the entrepreneurial skills and direction of management.  The position of the President and Secretary of New World is to guide and direct the activity and vision of the Company. This direction requires an awareness of the market, the competition, current and future markets and technologies that would allow the Company to continue its operations. The loss or lack of availability of these individuals would significantly and materially adversely affect New World’s business and operations.  New World does not carry “key person” life insurance for either of these officers and directors and New World would be adversely affected by the loss of either of these two key employees. Presently there are no employment agreements with either Mr. Gus Williams or Mr. Brian Jenkins.

We must achieve a minimum of 50% of the proceeds from this offering for key personnel to be able to devote adequate and attention to the further implementation of the Company’s business plan.

In the event that New World does not achieve a minimum of 50% of the proceeds of this offering, resulting in the infusion of $200,000, the President and Secretary will not be able to devote adequate time to the Company’s business and operations.  If the sale of 4,000,000 shares of common stock at $0.05 per share of common stock is received and accepted by the Company, then the President will be able to devote approximately 10 hours per week on the Company’s business and operations and the Secretary will be able to devote approximately 8 hours per week on the Company’s business and operations.  There also exists potential conflicts, including among other things, time, effort and corporate opportunity involved with participation in other business entities.  We have no agreements with our officers and directors as to how they will allocate either their time to us or how they will handle corporate opportunities.  At this time, none or our officers and directors are involved with a business which would benefit from the same type of corporate opportunity as New World.

We may not be able to identify any commercially viable markets for future franchise sales suitable to our franchise program or be timely in the entrance to those markets.

Although management believes we can identify and obtain several suitable designated marketing areas in which to franchise sales and service dealerships, there may not be any commercially viable markets that we can readily enter in the projected North American marketplace. Other corporate groups and interested parties may also pursue similar opportunities in the same potentially profitable market locations. By the time we have received appropriate financing, the most potentially profitable markets may have been saturated with competitive products. We may not be able to compete successfully or achieve profits on a second entry electric motor-scooter dealership.

Our competition is medium to large sized companies which may be able to use their financial strength to dominate the market which would materially adversely affect the Company’s ability to compete effectively .

The market for all motor vehicles, electric or gas, is highly competitive and rapidly evolving, resulting in a dynamic competitive environment with several dominant national and multi-national leaders.  New World will have to compete with companies that have substantially greater financial, marketing, technical and human resources capabilities. In addition, new companies may enter the market with new products and services that may be competitive with our electric motor-scooters and services offered or to be offered by New World. Because there are potential entrants to the general and segmented electric scooter industry, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product is competitive with New World’s electric motor-scooters. Competitive factors in the general and segmented electric vehicle industry include product quality, marketing and distribution resources, customer service and support and price of product.   New World expects competition to persist and intensify in the future.

Most of New World’s competitors are much larger companies than New World, which are very well capitalized and can utilize their strong market share for further growth that may impede the Company’s ability to generate enough sales to cover the costs of marketing the product.  Several of the Company’s competitors have longer operating histories, greater name recognition, larger client bases and significantly greater financial, technical and marketing resources than New World. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients. In addition, many of New World’s current or potential competitors have broad distribution channels that may be used to distribute competing electric vehicles directly to end-users or purchasers. It is possible that New World will not be able to compete effectively with current or future competitors resulting in a loss of business or entire business failure.

We are subject to development delays in the business operations which would adversely affect the viability of the business.

New World has not sold any electric motor-scooters which New World intends to market as Electric Sports Vehicles (ESV’S) to date and has only “sourced” and selected a suitable vehicle manufactured in China with the potential for mass market sales. Due to our lack of financial resources and personnel, we could encounter several delays in getting the electric motor-scooters to market. Such delays would result in overall losses for the Company.

We may need additional personnel that could cause delays in the further implementation of the Company’s business plan.

The ability to further implement the New World’s business plan, of which the essential elements are research and development and sales and marketing activities, will depend upon New World’s ability to hire and retain senior and middle level, highly-skilled individuals.  Such individuals must be experienced in the operation of certain aspects of New World’s business. The additional personnel required will include research, marketing and franchise system specialists, accounting and business development experts and a sales and marketing team.  Competition for such personnel is intense and it is possible that New World will not be successful in attracting and retaining qualified personnel.  New World’s potential failure to attract and retain such additional personnel would slow down the further implementation of the Company’s business plan and strategies that New World intends to develop.

We may not be able to manage growth which could result in delays in business operations.

In the event that there is acceptance for the electric motor-scooters by individual purchasers and distributors, management of New World anticipates that it will potentially be required to expand its operations to address such market demand. In addition, New World anticipates hiring a sales and marketing person following the completion of the Company receiving and accepting a minimum of 50% of the proceeds of this offering. It is possible that such minimal expansion will not be successfully completed, that such expansion will not enable New World to generate sufficient revenues, or that New World will not be able to compete successfully against the significantly more extensive and well-funded sales and marketing operations of New World’s existing and potential competitors. New World’s potential growth and the integration of operations are expected to place a significant strain on New World’s managerial, operational and financial resources. The inability of New World to promptly address and respond to these circumstances could have a material adverse effect on New World’s overall business.

We may enter into potential business combinations that could be difficult to integrate and may disrupt business operations.

New World’s management believes that the business plan is ideal and conducive to business combinations such as joint venture partnerships and other potential business combinations in the electric motor vehicle and other synergenic industries. New World may also seek foreign entities for the distribution of the product in the Far East and other specific locations outside of North America. There may be a number of potential business combinations with manufacturers and distributors. New World may wish to acquire certain manufacturers and/or distributors pursuant to the potential business growth of New World.

In the event of an acquisition, any business combination may be difficult to integrate into New World’s day to day operations.  If New World does enter into a business combination, it is possible that the key personnel of such business will not want to integrate with New World’s management and/or business operations.

We may not be able to secure inventory from the Chinese manufacturers in a timely manner or at all.  We are totally dependent on an unrelated third party for our inventory and if we cannot secure inventory, we have no product to sell and the business will fail.

New World is completely dependent on the Chinese manufacturer for the electric motor- scooters.  In the event that the manufacturers are unable to provide New World with electric motor-scooters, then New World would have to research for another manufacturer that would provide a similar product at a similar price point and shipment schedules.

We cannot be assured that the Chinese manufacturer will not sell to competitors for a lower price or proceed to directly market in North America and elsewhere by way of their own sales agents.  If this occurs, then it is unlikely that New World can compete with a manufacturer’s sales agents who market the product directly to consumers.

New World does not have an exclusive manufacturing agreement with the Chinese manufacturer and therefore cannot control the flow of motor-scooter units entering into the New World’s proposed markets.  In the event that the Chinese chose to market the electric motor-scooters through implemented sales organizations, then the Company would find it difficult to compete with a sales arm of the manufacturer in a competitive manner.  This lack of ability to market the electric motor-scooters would result in business losses to the Company.

We do not have control over the Chinese manufacturer for the supply of additional parts required to operate the electric motor-scooters, which would result in consumer complaints and a lack of business viability.

New World may be required to supply parts to the consumers of the electric motor- scooters.  There is no assurance that New World will be able to obtain those replacements parts on a timely basis or at all.  Such lack of control in the providing of replacement parts would result in consumer complaints and business viability.

We will require additional capital to further finance our business plan and such financing may be unavailable or too costly and could reduce the current stockholders ownership.

New World’s ability to sustain a presence in the electric motor vehicle industry is dependent upon the Company’s ability to secure financing and allocate sufficient funds required to support the Company’s importing, sales and marketing activity.  Additional financing may not be available on favorable terms or even at all. If the Company raises additional funds by selling shares of common or preferred stock, the percentage ownership of the Company’s then current stockholders will be reduced. If the Company cannot raise adequate funds to satisfy its capital requirements, the Company may have to limit its operations significantly. The Company’s ability to raise additional funds may diminish if the public equity markets become less supportive of the electric motor vehicle industry.

Risks Related to Offering:

If we only receive a minimal amount from the offering, will not be able to further implement its business plan in any meaningful way.

Should New World only receive the minimum proceeds from this offering, New World would only be able to pay the offering costs of $23,000, apply for a listing through a registered broker/dealer on the OTC Bulletin Board and have the balance for general corporate expense. New World could not further implement its business plan and commence operations in a meaningful way.  If New World receives 50% of the offering, that will be sufficient to operate the Company for the first twelve months of operation.

We do not have a minimum amount on the offering and all funds received and accepted by New World will be deposited to the general company account to be used for the development of the Company’s business plan, which could result in a total loss to the investor.

There is no minimum amount of shares to be sold through this offering so any amount paid for shares of common stock may not be sufficient to implement the Company’s business plan in any meaningful way which would result in a total loss to the investor.

The provider of the selected business model currently owns 31.92% of the shares of common stock and their interest could conflict with the investors which could cause the investor to lose all or part of the investment.

As of March 31, 2008 and as of the date of this registration statement, New World’s provider of the business model, Atlas Financial Group, beneficially own 2,500,000 shares out of the 7,830,000 (31.92%) of the shares of New World’s outstanding common stock.  In the event that all of the 8,000,000 shares of common stock are sold through this offering, New World’s business model provider would then own 2,500,000 out of the 15,830,000 shares (15.79%) of the then New World’s total issued and outstanding shares of common stock. As a result, the business model provider is able to potentially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.  This beneficial ownership and potential effective control on all matters relating to the business and operations of the Company could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors.  Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of business of the Company.  This lack of shareholder control could cause the investor to lose all or part of the investment.

Our offering of the shares of common stock will cause immediate substantial dilution to the current shareholders.

Upon completion of this offering, purchasers of the shares of common stock offered hereby will experience immediate and substantial dilution of the net tangible book value of their investment in the Company as additional shares offered are sold.  For example, if an investor purchases shares in the beginning of the sale of the shares of common stock he or she will own a greater percentage of the issued and outstanding shares of common stock in the Company than when more investors purchase shares of common stock.  As more shares of common stock are purchased that dilution is increased as there are then more shares of common stock issued and outstanding.  See “Dilution Table” on page 26.

We have the ability to issue preferred stock which could adversely materially affect the rights of the common shareholder.

New World’s Board of Directors has the ability to potentially issue up to 10,000,000 shares of preferred stock, with a par value of $0.001, in one or more series and to determine the number of shares in each series, as well as the designations, preferences, rights and qualifications or restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of New World.  The issuance of shares of preferred stock could carry a conversion value to convert to a substantial amount of shares of common stock that could substantially dilute the investors share position in the Company.

We expect to issue additional shares of common stock and these future sales of shares of common stock by the Company’s existing stockholders could adversely affect the Company’s stock price and dilution of an investor’s stock position. Our issuance of additional shares may have the effect of diluting the interest of shareholders; our common stock shareholders do not have preemptive rights

Any additional issuances of common stock by us from our authorized but unissued shares may have the effect of diluting the percentage interest of existing shareholders. Out of our 250,000,000 authorized common shares, 242,170,000 shares of common stock, which represents or approximately 97% of the Company authorized common share capital, remains unissued. When, as and if all of the 8,000,000 shares of common stock offered in this Prospectus are sold, then there will be 234,170,000 shares of common stock, which represents 94% remains unissued. All 10,000,000 of our authorized preferred shares remain unissued. The Board of Directors has the power to issue shares of common stock and shares of preferred stock without shareholder approval, as long as the share issuances are for non-related parties and are “arms-length” transactions. We fully intend to issue additional shares of common stock or preferred shares which may granted rights and preferences that are greater than those of the shares of common stock being offered pursuant to this prospectus in order to raise capital to fund our business operations and to meet our growth objectives.

Investors purchasing shares of common stock in this offering will incur immediate and substantial dilution in their investments. The initial public offering price per share of common stock will exceed our net tangible book value per share of common stock. See "Dilution" Part I, Item 6, for a calculation of the extent to which your investment will be diluted. The offering price of $0.05 per share of common stock is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution to $0.025 per share if the maximum offering is completed. This dilution is due to earlier investors in our company having paid substantially less than the offering price when they purchased their shares. In addition, the most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of shares will result in dilution to investors participating in this offering and to existing shareholders, which may result in a decrease in the price of our shares of common stock and the loss of part or all of your investment in this offering.

If we need additional capital to fund initial losses or for business expansion it may not be available to us; accordingly, an inability to raise additional funds would limit growth opportunities and may result in our inability to continue in business.

Our current budget contemplates that the anticipated proceeds from this offering will provide working capital of $400,000 and that the $400,000 will be sufficient to meet our anticipated needs for at least the next 12 months. Because we expect to generate losses for the first several months after start up of our first project, income from our operations may not be sufficient to meet our needs after that period. Nor do we anticipate that revenues from operations, if any, would be sufficient to promote any expansion of additional projects or development contracts. We may seek to raise additional funds in the future in order to fund any growth, more aggressive marketing programs or the acquisition of complementary businesses.  In addition, if we have not estimated our current funding needs accurately, we may be required to solicit additional funds. Obtaining additional financing will be subject to a number of factors including:

•

market and economic conditions;

•

our financial condition and operating performance;

•

investors desires.

These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. Also, if we obtain additional financing, your interest could be further diluted. Please see "Dilution" Part I, Item 6.

As of the date of the filing, New World has 7,830,000 issued and outstanding shares of common stock. New World is offering a maximum of 8,000,000 shares of common stock. Even if New World received the maximum proceeds from the sale of the 8,000,000 shares of common stock, the Company may need to raise additional capital, which may result in the issuance of additional shares of common stock, or debt instruments.  Shares of common stock or preferred stock may be issued under an available exemption, a latter registration statement, or both. When, as and if additional shares of common stock or preferred stock are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of the Company’s shares of common stock to drop.  These factors could also make it more difficult to raise funds through future offerings of the New World’s shares of common stock.

The remaining shares of common stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144 or 144(k), a substantial amount of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act. See “Holders of our Common Stock”, page 38.  Sales of substantial amounts of shares of common stock in the public market, or the perception that such sales will occur, could have a material negative effect on the potential market price of the Company’s shares of common stock. This potential problem would be exacerbated if the Company further issues restricted shares of common stock in exchange for equipment and services, which would cause further dilution. The issuance of restricted shares of common stock is determined solely by New World’s Board of Directors and does not need shareholder approval. The potential issuance of additional shares of common stock could adversely affect the price of the Company’s shares of common stock and cause further dilution of the investor’s stock position.

Our directors have limited liability and therefore cannot be held liable for monetary damages.

Under the laws of the State of Washington and New World’s Articles of Incorporation and Bylaws, the directors cannot be held liable to the Company or to the stockholders for monetary damages for breach of fiduciary duties except under certain circumstances.  These circumstances would include any unlawful acts under the laws of the State of Washington or unlawful or fraudulent acts conducted in the normal course of business.  In the event that the officers and directors have committed any unlawful securities violations then the officers and directors are subject to civil and/or criminal enforcement.

We may not be able to list or maintain a trading market for its shares of common stock which could materially adversely affect the shareholders.

The trading in the New World’s shares of common stock is dependent upon the sponsorship of a license NASD broker/dealer and submission and acceptance by the NASD and a listing on the OTC Bulletin Board, operated by the NASD.  Said trading is dependent upon New World continuing to be able to comply with Rule 6530 of the NASD, which requires us to file reports as set forth in the Securities Exchange Act of 1934.  Because the Company may not be able to obtain or maintain a listing on the OTC Bulletin Board, the Company’s shares of common stock may be difficult or impossible to sell.

Our shares of common stock are a "penny stock," and compliance with requirements for dealing in “penny stocks” may make it difficult for holders of the Company’s shares of common stock to resell their shares of common stock.

Currently there is no public market for New World’s shares of common stock.  If the shares of common stock are listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, the Company’s shares of common stock, if traded, will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934.  Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of the Company’s shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company’s shares of common stock.  “Penny stocks” are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange;

Penny stocks are also stocks that are issued by companies with: net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

Our shareholders may find it more difficult to sell their shares of common stock because the Company is not, and may never be, eligible for NASDAQ or any National Stock Exchange.

New World is not presently, and it is likely that for the foreseeable future the Company will not be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At the present time, management of the Company is unable to state when, if ever, the Company will meet the NASDAQ application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, the Company will never be able to meet the eligibility requirements of NASDAQ. As a result, it will be more difficult for holders of the Company’s shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company’s shares of common stock

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis or Plan of Operation,” “Business” and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as “believe,” “anticipate,” “expect,” “intend,” “estimate” and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development.  These and other factors may cause expectations to differ.

Item 4.

 Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

Analysis of Financing Scenarios	Table 1 100% of Offering Sold	Table 2 75% of Offering Sold	Table 3 50% of Offering Sold	Table 4 25% of Offering Sold
Gross Proceeds	$400,000	$300,000	$200,000	$100,000
Less: Expenses of Offering
Legal Fees	12,000	12,000	12,000	12,000
Accounting	7,000	7,000	7,000	7,000
Electronic Filing & Printing	4,000	4,000	4,000	4,000
Net Proceeds	377,000	273,000	177,000	77,000

Use of Net Proceeds
One year’s Working Capital	377,000	273,000	177,000	77,000
Legal	4,500	4,500	4,500	4,500
Accounting	7,000	7,000	7,000	7,000
Transfer Fees	1,200	1,200	1,200	1,200
Office Expenses	12,000	12,000	12,000	12,000
Sales & Marketing Program	300,000	200,000	125,000	50,000
General Working Capital	52,300	48,300	27,300	2,300
Total Use of Net Proceeds	$377,000	$273,000	$177,000	$77,000

Table 1

Under Table 1, 100% or 8,000,000 of the shares being offered (maximum offering) will be sold for gross proceeds of $400,000. The offering should provide adequate capital to fund the costs of the offering, provide funds for acquiring one or more locations, suitable as an income producing location and franchise model and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $52,300 and is allocated to general working capital.

The sum of $300,000 has been preliminarily designated for the direct purchase of motor- scooter units, parts and accessories and the sales and marketing program of the units, parts and accessories.  The sales and marketing program expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. One or more successful acquisitions or sales areas will require us to raise additional funds to cover the costs of securing the acquisitions or sales areas.  Any financing costs to raise the additional funds as well as the general and administrative costs to administer the acquisition or sales area will possibly dilute the shareholders’ equity if the Company has to sell additional shares.  At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial sales and marketing program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the sales and marketing program, we should have adequate capital to operate one sales location.

Table 2

Under Table 2, 75% or 6,000,000 of the shares being offered will be sold for gross proceeds of $300,000.  The offering should provide adequate capital to fund the costs of the offering, provide funds for 2 sales and marketing program locations, suitable for income and as a franchise model and for the motor-scooter units, parts and accessories.  The excess of proceeds above these costs is $48,300 and is allocated to general working capital.

The sum of $200,000 has been preliminarily designated for the direct purchase of motor- scooter units, parts and accessories and the sales and marketing program of the units, parts and accessories.  The sales and marketing program expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. One or more successful acquisitions or sales areas will require us to raise additional funds to cover the costs of securing the acquisitions or sales areas.  Any financing costs to raise the additional funds as well as the general and administrative costs to administer the acquisition or sales area will possibly dilute the shareholders’ equity if the Company has to sell additional shares.  At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial sales and marketing program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the sales and marketing program, we should have adequate capital to operate one sales location.

Table 3

Under Table 3, 50% or 4,000,000 of the shares being offered will be sold for gross proceeds of $200,000.  The offering should provide adequate capital to fund the costs of the offering, provide funds for 1 sales and marketing program location, suitable for income and for a franchise model and for the motor-scooter units, parts and accessories.  The excess of proceeds above these costs is $27,300 and is allocated to general working capital.

The sum of $125,000 has been preliminarily designated for the direct purchase of motor- scooter units, parts and accessories and the sales and marketing program of the units, parts and accessories.  The sales and marketing program expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. One or more successful acquisitions or sales areas will require us to raise additional funds to cover the costs of securing the acquisitions or sales areas.  Any financing costs to raise the additional funds as well as the general and administrative costs to administer the acquisition or sales area will possibly dilute the shareholders’ equity if the Company has to sell additional shares.  At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial sales and marketing program, the determination is not to proceed with the program, the Company will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the sales and marketing program, we should have adequate capital to operate one sales location.

Table 4

Under Table 4, 25% or 2,000,000 of the shares being offered will be sold for gross proceeds of $100,000.  The offering should provide adequate capital to fund the costs of the offering, provide funds for the sales and marketing program location, suitable for income and a franchise model and for the motor-scooter units, parts and accessories.  The excess of proceeds above these costs is $2,300 and is allocated to general working capital.

The sum of $50,000 has been preliminarily designated for the direct purchase of motor- scooter units, parts and accessories and the sales and marketing program of the units, parts and accessories.  The sales and marketing program expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. One or more successful acquisitions or sales areas will require us to raise additional funds to cover the costs of securing the acquisitions or sales areas. Any financing costs to raise the additional funds as well as the general and administrative costs to administer the acquisition or sales area will possibly dilute the shareholders’ equity if the Company has to sell additional shares.  At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial sales and marketing program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the sales and marketing program, we should have adequate capital to operate one sales location.

Item 5.

 Determination of Offering Price

The offering price of this issue was set by taking into account the resultant number of shares in the “float” and our perceived market capitalization. The “float” is the number of shares available to be traded and our market capitalization is the theoretical total worth of the shares of New World if they were all sold at a specific price at the same time. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs.

Item 6.

Dilution

Prior to this offering there were 7,830,000 shares of stock issued and outstanding.  New World is offering an additional 8,000,000 shares of stock at $0.05 per share. The New World offering is being registered pursuant to this prospectus.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

Shareholder Designation	Average price paid	Percentage of consideration (if 50% subscribed)	Percentage of consideration (if 75% subscribed)	Percentage of consideration (if 100% subscribed)
Present shareholders	$0.00	$0.00	$0.00	$0.00
Investors in this offering	$0.05	$0.05	$0.05	$0.05
Net loss:		$0.033	$0.0283	$0.025
Loss %		66%	56.6%	50%

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering. The net tangible value after shares are subscribed for is net of the estimated offering expenses of $23,000.

	Before offering	After 50% of offering	After 75% of offering	After 100% of offering
Net tangible book value per share:	$0.00	$177,000	$277,000	$377,000
Increase in net tangible book value for current investors:	N/A	$177,000	$277,000	$377,000
Dilution factor to investors (loss):	N/A	$116,820	$156,782	$188,500

The above table indicates that our net tangible book value as of March 31, 2008 was $0 (before shares are subscribed for in this offering).

If one half of this offering were subscribed to, you would lose $116,820 value (66%) of the $0.05 (five cents) you paid per share. If three quarters of this offering were subscribed to, you would lose $156,782 in value (56.6%) of the $0.05 (five cents) you paid per share. If all of the offering were completed you would lose $188,500 in value (50%) per share of the $0.05 (five cents) you invested.

“Dilution” means the difference between our public offering price of $0.05 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.

Item 7.  Selling Security Holders

There are no Selling Security Holders in this Form S-1 filing.

Item 8.

  Plan of Distribution

General

We will attempt to sell a maximum of 8,000,000 shares of our common stock to the public on a “self underwritten” basis. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $400,000 if all the shares offered are sold. Neither we nor our officer or directors, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

The following discussion addresses the material terms of the plan of distribution.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be able to readily dispose of any shares purchased in this offering.

Shares will be sold in reliance upon the safe harbor provisions of Rule 3a4-1 under the Exchange Act. One of our officers and directors, Mr. Brian Jenkins will conduct the offering. Although Mr. Brian Jenkins is an “associated person” as that term is defined in Rule 3a4-1 under the Exchange Act, they will not be deemed to be a broker or dealer in the sale of our securities. More particularly Mr. Brian Jenkins satisfies Rule 3a4-1 of the Exchange Act for the following reasons:

* Mr. Brian Jenkins is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.

* Mr. Brian Jenkins will not be compensated for his participation in the sale of our securities by the payment of commission or other payment based either directly or indirectly on transactions in securities.

* Mr. Brian Jenkins is not an associated person of a broker or dealers at the time of their participation in the sale of our securities.

* Mr. Brian Jenkins meets the conditions of paragraph (a)(4)(iii) of Rule 3a4-1 under the Exchange Act and accordingly they will restrict their participation to the following activities:

a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

c) Performing ministerial and clerical work involved in effecting any transaction.

Mr. Brian Jenkins is fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should Mr. Brian Jenkins conduct this offering in any way that violates Rule 3a4-1, the transgressor and New World could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

William Doran, Sr., Attorney at Law, our securities counsel, has opined with respect to our shares of common stock.

Mr. Brian Jenkins and our other director, Mr. Gus Williams as well as all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors without limitation. We have informed both Mr. Gus Williams and Mr. Brian Jenkins that when, as and if they are purchasing the securities, they are required to comply with Regulation M under the Securities Exchange Act of 1934 (as described in more detail below):

They may not engage in any stabilization activity, except as permitted under the Securities Exchange Act of 1934;

They are required to furnish each broker-dealer (who may offer the shares of common stock to be resold by our shareholders) copies of this prospectus; and they may not bid for or purchase any of our securities or attempt to induce any person to purchase any such securities except as permitted under the Securities Exchange Act of 1934.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  Mr. Gus Williams and Mr. Brian Jenkins, if they purchase securities, will make such purchases in reliance on an exemption pursuant to Regulation M, particularly that of purchases of securities from an issuer or selling security holder in connection with a distribution that is not affected on a securities exchange or through an inter-dealer quotation system or electronic communications network.

Mr. Brian Jenkins intends to deliver copies of the registration statement to close friends, relatives, former investors and business associates with a view to having them subscribe for shares of common stock of the offering. The registration statement will also be shown to other persons that either of our directors may believe to have an interest in investing in New World. Mr. Brian Jenkins will respond to inquiries of potential purchasers who have reviewed the registration statement and have questions regarding the offering. Responses to these inquiries will be limited to the contents of the registration statement. Investors will not be provided with any ancillary information. Mr. Brian Jenkins intends to contact all the investors who received a copy of the registration statement to see if the investor wishes to participate in the offering. The process will continue until we decide to close the offering or cease selling.

The offering will remain open for a period until May 31, 2009, which is approximately 12 months from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling.

Dealer Prospectus Delivery Obligation

Until twelve months from the date that this offering become effective, dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, prepared by the Commission, which:

*contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

*contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

*contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

*contains a toll-free telephone number for inquiries on disciplinary actions;

*defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

*contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

*with bid and offer quotations for the penny stock;

*the compensation of the broker-dealer and its salesperson in the transaction;

*the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

*monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

New World is bearing all costs relating to this registration of its shares of common stock.

No public market currently exists for our shares of common stock.  We intend to apply to have our shares quoted by the NASD on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a securities market but should not be confused with the NASDAQ market. OTCBB companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ market. However there is no assurance that we can be quoted on the OTCBB and we cannot assure you that we will ever meet the requirements of the NASD to be quoted on the OTCBB.

Item 9.

  Description of Securities to be Registered.

General

Our authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. Investors are advised that the Company’s Board of Directors may issue shares of common stock and shares of preferred stock with voting powers, rights and preferences that differ from and be superior to those of holders the Company’s currently issued common stock and that current shareholders do not have preemptive rights

Common Stock

As at the date of this prospectus, 7,830,000 shares of common stock are issued and outstanding and held by 10 shareholders.

Holders of our shares of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our shares of common stock representing a majority of the voting power of our shares of common stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation and By-laws.

Holders of shares of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Articles of Incorporation of New World authorize the issuance of up to 10,000,000 shares of preferred stock. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series and to fix and determine the variations in the relative rights and preferences as issued.  No shares of preferred stock have been issued to date.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Washington Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

            (i) we would not be able to pay our debts as they become due in the usual course of business;

or

            (ii) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Item 10. Interests of Names Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares of common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect of more than $50,000, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Madsen & Co, CPA’s, Inc., Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legal opinion is issued by William Doran, Sr., Attorney at Law.

Item 11. Information with Respect to the Registrant

a.

Description of Business

Corporate Overview

New World is a corporation formed under the laws of the State of Washington on March 5, 2007, whose principal executive offices are located within the law offices of William Doran, Sr., the Company’s legal counsel. The Company has 250,000,000 authorized Shares of Common Stock with a par value of $0.001 and 10,000,000 authorized Shares of Preferred Stock with a par value of $0.001.  At the time of this registration statement, the Company has 7,830,000 shares of common stock issued and outstanding to the (i) founders of the Company in exchange for the research, development, access, business plan and franchise plan for the Company’s high performance electric motorcycle sports vehicle; and (ii) the initial investors. New World’s high performance ESV (Electric Sports Vehicle) is solely powered by electricity and is rechargeable with a standard 110 V electrical outlet.  Specifications of the high performance ESV are further described elsewhere within this offering statement.  Mr. Gus Williams, the Company’s officer and director has received $7,500 in cash and has been issued 100,000 shares of common stock for his officer and director’s services.  The share issuance was valued at the Company’s par value of $0.001 per share representing $100 in the Company’s books and records.

Mr. Brian Jenkins has received no cash and will receive 100,000 shares of the Company’s common stock when, as and if this registration statement becomes effective by the Securities and Exchange Commission so that the Company’s business plan can be implemented

No further consideration has been paid or will be paid to either Mr. Gus Williams or Mr. Brian Jenkins for their efforts in developing New World, in taking over active management of our affairs and for the use of their collective experience and management skills.

Business Overview

New World is a development stage corporation that has formulated a comprehensive, strategic business plan to finance and implement the North American sales and marketing program for a high performance, electric powered sports motor vehicle known as an ESV (Electric Sports Vehicle).  This strategic marketing plan is to market and distribute the high performance ESV’s by way of an established franchised dealership program following the completion and implementation of the marketing model in Seattle, Washington, with a second marketing model selected for Phoenix, Arizona. This sales and marketing franchised dealership program will be launched and implemented by an experienced group of proven marketing and franchise management and advisory board members. New World is interviewing various franchise specialists to implement the franchise program, once the business model is established. The Company believes that it will lead the current and next generation of the ESV motorist with the Company’s high performance, cost effective, high performance and high style ESVs, commencing with initial marketing program targeted to the nation’s college students and extending to resorts, recreation facilities, high school students, retirement communities, etc.  The user can travel over 800 miles on just $5.00 cost of electricity, recharged with a standard 110 V electrical outlet. New World’s management believes that the Company’s high performance and high styled ESVs could potentially dominate the electric vehicle market in North America within a relatively short period of time by offering franchises to qualified franchise dealers.  These franchised dealers will potentially market and distribute the high performance ESVs first to college students and secondly to ESV travelers from all walks of life.  New World’s management believes that the product line, including the ESV unit and accessories (storage compartment(s), helmet and matching clothing, chrome upgrades, etc.) will represent a timely opportunity with the potential for fast acceptance in the national and international marketplace.  The key to the sales and marketing success of the high performance ESVs is that of the Company having the ability to provide financing for the high performance ESVs to college students and other purchasers. The Company has been negotiating for ESV customer financing from first level and second level banking and other lending institutions.

New World’s ESV Manufacturer and Sales Agreement

New World has entered into a Sales Agreement with Shanghai Benzhi Electric Bicycle Co., the manufacturer of the Product, which was amended on June 21, 2008.  This agreement calls for the Shanghai Benzhi Electric Bicycle Co. of Shenzhen City, Province of Guangdong, China to manufacture the ESV’s under the tradenames and/or trademarks that New World can secure within a given territory.  The manufacturer’s design of the Product is fundamentally the same for all distributors.  The tradenames and labeling and other slight changes in accessories are the only changes in the final assembly criteria.  New World has agree to market the Product within the United States, Canada and the Caribbean under New World’s tradename to be identified and approved by the manufacturer.  Once the desired tradenames and trademarks are registered by the appropriate governmental authority within a specific territory, New World can then order the Product under those tradenames and trademarks and sell the Product within that territory.  Such tradenames and/or trademark must be approved by the Shanghai Benzhi Electric Bicycle Co. for use by New World and to be assured that there is no conflict of interest with any of the manufacturer’s other customers within a certain territory.   New World is researching appropriate tradenames and trademarks which will not present a conflict of tradenames and trademarks already in use by the manufacturer’s customers.  The manufacturer can compete with New World within the same territory under a different tradename and trademark owned by or to be owned by the manufacturer.

Other provisions of the Sales Agreement address the method of payment and the lead time from order to delivery.

New World’s ESV Product Territories

New World owns the rights to market the Chinese manufactured, high performance ESV on a territorial basis under the tradename(s) and trademarks that are available within the territory.  That initial territory identified by New World is within the United States, Canada and theh Caribbean.  Energy efficient and ecological transportation units has emerged as a global industry with an estimated worth of in the billions of dollars annually. Almost every country around the globe now researches and competes for its market share of a cost effective, high performance ESV in this ground stage, growing and potentially profitable market.

New World’s United States Franchise Model.

New World intends to initially establish a franchised dealership network throughout the projected 2,500 target areas in the United States of America.  These targeted areas are to be initially close to large college and university campuses. The Company then plans to joint venture and/or market foreign territories with the foreign dealers purchasing the territories and purchasing a minimum amount of inventory from the Company.  These two marketing plans can work simultaneously, i.e. the sale of the proposed franchised dealerships and the sale and establishment of foreign sales and marketing networks.

A Company’s key objective is to make the franchise model profitable, consistent in sales and service and ESV financing on a timely basis for the overall success of the proposed franchise program and to obtain alliances with established vehicle distribution networks in the international marketplace.

The Company has the following primary objectives to enhance the success of Company’s sales for overall corporate development and profitability:

•

Develop the initial key markets such as areas with college campuses whereby students have limited budgets and parking space.  Parking tickets on college campuses are a daily and expensive occurrence. Parents of college students are suitable financing prospects or co-signers for the ESV unit purchases.

•

Focus on the successful implementation and development of the Company’s franchise model which consists of one hub of ideally an already established electric vehicle sales and service distributorship.  This ideal ‘hub’ already sells electric golf carts and other electric vehicles.  This hub will provide the minimal assembly of the high performance ESV’s, the sales showroom, service and replacement parts for the 5 to 10 satellite franchise dealerships being serviced by that hub within a cosmopolitan marketing area.  A city with the population and demographics of Seattle, Washington is projected to require one sales showroom, service department, replacement parts and warehousing hub and five dealership locations of 400 to 1,000 square feet.  Cities such as Boston, Chicago, Dallas, Atlanta, New York, Los Angeles, etc. will require additional satellite franchise dealers to service the marketplace.  The franchise model being established in Seattle, Washington has targeted the utilization of one established sales hub, which will operate as a sales, service, parts and warehouse facility and five independent satellite sales showrooms that will display 4 to 5 vehicles and operate a minimum staff.  This six unit franchise model of one hub and five satellites is the projected utilization of the Seattle Metropolitan Area’s demographics.

•

Utilize the Company’s management comprised of professionals with vast experience in vehicle sales and marketing and vehicle financing.

•

Utilize and develop the contracted franchise consultant’s format, knowledge and experience of PSA, Inc., franchise specialist of nationally known franchised corporations. See information regarding the corporate information of PSA, Inc. and their established client list.

•

Develop the territorial sales as to increase the Company’s revenue throughout the potential territorial marketplace(s) through established distributors.

New World’s management believes that the North American economy is strengthening, consumer confidence rebounding and demand for energy efficient transportation and a safe environment is on the rise.  We anticipate compelling growth and market demand for our ESV and the New World business model over the next several years and well into the next decade. Our intention is to take advantage of this business model in the North American marketplace and to become innovators in the setting of new standards for the emerging electric vehicle industry.

Compliance with Government Regulation

New World is aware of the governmental regulations pertaining to the specifications and registration with the Department of Transportation and other federal and state agencies with respect to the sale of the ESV and the subsequent registration for the ESV purchaser.

Competitive Conditions

Competition to a large degree depends on quality, design, availability, sales, marketing and distribution methods. We recognize how intense the competition can be in vying for the public's transportation dollars. As such, we will endeavor to monitor the workings of our identified competitors both directly and indirectly.  Additionally, we recognize that New World is subject to competition by many well-financed and established electric vehicle companies, with national and international reputations and well-established distribution channels.

Significant Employees

In the initial phases of implementing the New World business plan, there are no significant employees now or anticipated in the near future.  The Company’s officers and directors are responsible for all of the Company’s day to day operations and business planning.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark. Once the Company obtains a minimum of 25% of the proceeds offered by way of this prospectus, the Company will investigate the available tradenames in the motorcycle and motor-scooter category and file for a suitable and available tradename with which to market the electric motor-scooters in North America and elsewhere.

b.

Description of Property

New World does not currently own or lease any properties.

New World currently shares its executive offices with its legal counsel on a temporary basis, who provides us with a mailing address, office space for the storage and maintenance of corporate records.  Until this offering is completed and the 8,000,000 shares of common stock are sold, the Company does not pay for these services.  Once the Company has raised a minimum of $200,000 by way of the sale of 50% of the shares of common stock offered, the Company will then pay $500 per month for these executive office services or will seek other offices and a motor-scooter showroom .

c.

Legal Proceedings

We are not aware of any legal proceedings that have been or are currently being undertaken for or against New World, nor are we aware of any contemplated legal proceedings for or against New World.

d.

Where common equity securities are being offered, the market price of and dividends on the Registrant’s common equity and related stockholder matters.

There is no public market for our shares of common stock.

The Company’s equity securities are being offered in the United States of America, at the market price of $0.05 per share.  The Company is a development stage company, without income or dividends.  There is presently no public market for our common stock. We anticipate applying to the NASD for the quotation of our common stock on the Over The Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we have 10 registered shareholders.

Rule 144 Shares

A total of 78,300 shares of common stock out of our issued and outstanding 7,830,000 shares of our common stock will be available for resale to the public after the following dates:

                                           2,500,000 x 1% = 25,000 on October 15, 2007

                                              100,000 x 1% = 1,000 on October 15, 2007

                                           1,010,000 x 1% = 10100 on February 5, 2008

                                              500,000 x 1% = 5,000 on March 24, 2008

                                              700,000 x 1% = 7,000 on April 17, 2008

                                              700,000 x 1% = 7,000 on May 19, 2008

                                              300,000 x 1% = 3,000 on June 4, 2008

                                              950,000 x 1% = 9,500 on September 26, 2008

                                              950,000 x 1% = 9,500 on September 26, 2008

                                              120,000 x 1% = 1,200 on September 27, 2008

In accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, as amended. We are using the 1% rule as there is no way to determine the trading volume as a calculation. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company's common stock then  outstanding which, in our case, will equal approximately 105,500 shares of common stock as of the date of this prospectus (1% of the 10,550,000 shares common stock assuming the offer is 100% sold); or

2.  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on  Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Under Rule 144(k), a person who is not one of our company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 7,830,000 shares that may be sold pursuant to Rule 144 after the Company has its Form S-1 Registration Statement and the 7,830,000 shares that may be sold pursuant to Rule 144 pursuant to the above dates.   These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, where applicable, and then only if they retained less than 4.9% of the aggregate amount of common shares then outstanding.

Registration Rights

Not applicable

Dividends

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

e.

Financial Statements

AUDITED FINANCIAL STATEMENTS

TO DECEMBER 31, 2007 AND MARCH 31, 2008

MADSEN & ASSOCIATES, CPA’s INC.	684 East Vine St. #3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors

New World Motorsports, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of New World Motorsports, Inc. (development stage company) at March 31,2008 and December 31, 2007 and the related statements of operations, stockholders' equity, and cash flows for the three months ended March 31, 2008 and the period March 5, 2007 (date of inception) to December 31, 2007 and the period March 5, 2007 to March 31, 2008.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness for the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New World Motorsports, Inc. at March 31, 2008 and December 31, 2007 and the related statements of operations, and cash flows for the three months ended March 31, 2008 and the period March 5, 2007 (date of inception) to December 31, 2007 and the period March 5, 2007 to March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service any debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray, Utah

May 5, 2008                                                     /s/ Madsen & Associates, CPA’s Inc.

NEW WORLD MOTORSPORTS, INC.

Development Stage Company

BALANCE SHEETS

March 31, 2008 and December 31, 2007

	Mar 31,	Dec 31,
	2008	2007

ASSETS
CURRENT ASSETS

Cash	$188	$700

Total Current Assets	$188	$700

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts payable	$-	$-

Total Current Liabilities	-	-

STOCKHOLDERS' EQUITY

Preferred stock
10,000,000 shares authorized at $.001 par value
none outstanding	-	-
Common stock
250,000,000 shares authorized, at $.001 par value
7,830,000 shares issued and outstanding on March 31,	7,830	5,810
Capital in excess of par value	67,270	28,890
Accumulated deficit during development stage	(74,912)	(34,000)

Total Stockholders' Equity	$188	$700

The accompanying notes are an integral part of these financial statements

NEW WORLD MOTORSPORTS, INC.

Development Stage Company

STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2008 and the period

March 5, 2007 (date of inception) to December 31, 2007

and the  Period March 5, 1983 to March 31, 2008

	Mar 31,	Dec 31,	Inception to
	2008	2007	Mar 31, 2008

REVENUES	$-	$-	$-

EXPENSES

Administrative	40,912	34,000	74,912

NET LOSS	$(40,912)	$(34,000)	$(74,912)

NET LOSS PER COMMON SHARE

Basic and diluted	$(.01)	$(.01)

AVERAGE OUTSTANDING SHARES

Basic (stated in 1000's)	7,830	5,810

The accompanying notes are an integral part of these financial statements

NEW WORLD MOTORSPORTS, INC.

Development Stage Company

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Period March 5, 2007 (date of inception) to March 31, 2008

	Common Stock		Contributed	Accumulated
	Shares	Amount	Capital	Deficit

Balance March 5, 2007 (date of inception)	-	$-	$-	$-

Issuance of common stock for
services at $.001	2,600,000	2,600	-	-

Issuance of common stock for cash
at $.01	3,210,000	3,210	28,890	-

Net operating loss - period ended
December 31, 2007	-	-	-	(34,000)

Balance December 31, 2007	5,810,000	5,810	28,890	(34,000)

Issuance of common stock for cash
at $.02	2,020,000	2,020	38,380	-

Net operating loss - three months
ended March 31, 2008	-	-	-	(40,912)

Balance March 31, 2008	7,830,000	$7,830	$67,270	$(74,912)

The accompanying notes are an integral part of these financial statements

NEW WORLD MOTORSPORTS, INC.

Development Stage Company

STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2008 and the

Period March 5, 2007 (date of inception) to December 31, 2007 and the Period March 5, 1983 to March 31, 2008

	Mar 31,	Dec 31,	Inception to
	2008	2007	Mar 31, 2008

CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$(40,912)	$(34,000)	$(74,912)

Adjustments to reconcile net loss to
net cash provided by operating
activities

Issuance of common stock for expenses	-	2,600	2,600

Net Cash Flows Used in Operations	(40,912)	(31,400)	(72,312)

CASH FLOWS FROM INVESTING
ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING
ACTIVITIES

Proceeds from issuance of common stock	40,400	32,100	72,500

Net Change in Cash	(512)	700	700

Cash at Beginning of Period	700	-	-

Cash at End of	$188	$700	$700

The accompanying notes are an integral part of these financial statements.

NEW WORLD MOTORSPORTS, INC.

Development Stage Company

NOTES TO FINANCIAL STATEMENTS

March 31, 2008

1.

ORGANIZATION

The Company was incorporated under the laws of the state of Washington on March 5, 2007 with 250,000,000 authorized common shares and 10,000,000 preferred shares with a par value of $.001. None of the preferred shares have been issued and the terms have not been established.

The company was organized for the purpose of formulating a comprehensive, strategic business plan, to finance and implement the North American sales and marketing program for a high performance, electric powered sports motor vehicle known as an ESV Electric Sports Vehicle. The Company has a December 31 fiscal year and is in the development stage.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On March 31, 2008, the Company had a net operating loss available for carryforward of $ 74,912. The income tax benefit of approximately $ 22,000 from the carryforward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has been unable to project a reliable estimated net income for the future. The net operating loss will expire starting in 2029.

NEW WORLD MOTORSPORTS, INC.

Development Stage Company

NOTES TO FINANCIAL STATEMENTS (Continued)

March 31, 2008

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial and Concentrations Risk

The Company has no financial and concentrations risks.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

NEW WORLD MOTORSPORTS, INC.

Development Stage Company

NOTES TO FINANCIAL STATEMENTS (Continued)

March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. CAPITAL STOCK

From its inception the Company has issued 2,600,000 private placement common shares for services and 5,230,000 common shares for $72,500.

4. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

An officer-director has acquired .012 % of the outstanding common capital stock and was paid $5,000 in consulting fees.

5. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, and to service any debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investment, which will enable the Company to continue operations for the coming year.

f.

Selected Financial Data

There is no other Selected Financial Data.

g.

Supplementary Financial Information

There is no other Supplemental Financial Information

h.

Management’s Discussion and Analysis of Financial Condition and Results of

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued development of the business.

Implementation of Business Plan:  Milestones

New World’s current business plan involves finalizing development of its business concepts and services and then selling them to targeted markets. New World intends to grow initially by the sales of the ESV units and also the sale of dealership franchises.  At this time, there are no specific dates by which the Company intends to accomplish these milestones.  If New World is able to secure funds, it anticipates completing Milestone 1 within sixty days ("Month 2") of the receipt of the funds.

New World plans to implement its business plan by meeting the following milestones.  See “Use of Proceeds” on Page 22  for projected financial information:

Milestone 1: Establish a corporate presence. New World has formed a corporation, raised $72,500, prepared its business plan and hired a bookkeeping service, an auditor, lawyer and EDGAR filer to assist in drafting and filing its Form S-1 and business consultants in the formulation of its business plan. The cost of reaching the filed Form S-1 stage is estimated to be $72,500. Milestone 1 is expected to be completed within two months of effective date of this filing and the funding of at least 25% of the offering proceeds of $100,000. (Month 2). Milestone One will include the application and filing of an available and suitable tradename with the United States Patents and Trademarks Office, under which the motor-scooter will be named and marketed.

Milestone 2: Once the motor-scooter tradename is filed, assigned to the Company and useable, the Company will establish an operational office and showroom. New World will need an operational office and showroom from which to conduct its business.  This will include equipment such as computers, facsimile machines and telephones, and other office supplies.  It is necessary to have an operational business so that the franchise documents can be filed with the United State of America, Federal Trade Commission (“FTC”). Once the FTC approves New World as a franchisor, then the franchise sales program can commence. Milestone 2 includes the preparation of presentation materials for both the ESV customers and the franchise program, development of website materials and the commencement of sales and marketing for both the franchise model and the franchise holders.  The expense of office rental and related equipment is estimated to be $12,000 per year, after initial start up costs estimated to be $15,000. Once Milestone 1 is completed, the Company intends to launch Milestone 2, based on availability of funds, within three months ("Month 3").

Milestone 3: Implement the franchise program on targeted markets that are in close proximity to colleges and universities and resort areas.  New World will organize its franchise program and feature the franchise program in various franchise trade shows and publications. During this period, New World will analyze the overall franchise potential and most potentially aggressive market areas and sales and marketing campaigns.  Concurrently, New World will further develop its systems and product promotion.  Milestone 3 is designed to be completed within four months (“Month 4”) following the raising of operating capital.

Milestone 4:  Complete the implementation of franchise marketing program and expand the promotion for Company-owned, model store(s). In the event that the maximum proceeds are raised, then the Company will open a satellite store in the Phoenix area, either solely or with a joint venture partner in that Arizona location. The “year-around” warm weather conditions in Arizona, coupled with the Arizona State University location, makes a potentially profitable location.  New World expects Milestone 4 to be completed within with first six months (“Month 6”) following the raising of operating capital.

Milestone 5: Achieve positive cash flow. It is difficult to quantify how long it will take to convert a new business into actual bottom line profit. New World will not begin receiving income until it sells its ESV units in the Company-owned store(s) or from the sale of franchises. It may take several months when, as and if the FTC approves the Company to sell franchises for additional sales locations.  The Company intends to launch Milestone 5, based on availability of funds, within eight months following the raising of operation capital. ("Month 8").

We anticipate that additional funding will be in the form of equity financing from the sale of our shares of common stock. However, we cannot provide investors with any assurance that we will be able to realize sufficient funding from the sale of our shares of common stock to fund additional operations. We believe that debt financing will be an alternative for funding additional ventures.  We do not have any arrangements in place for any future equity or debt financing.

Currently, Mr. Gus Williams devotes approximately four hours per week and Mr. Brian Jenkins devotes approximately two hours a week on our business. Both of our officers and directors have indicated that they will expand the time spent on our business if and when the demand presents itself.

Results of Operations

We have had no operating revenues since our inception on March 5, 2007 through to December 31, 2007 (year-end) and to March 31, 2008. Our activities have been financed from the proceeds of share subscriptions. From our inception to March 31, 2007, we have raised a total of $72,500 from private offerings of our securities.

For the period from inception on December 31, 2007 we incurred operating costs of $34,000. From January 1, 2008 to March 31, 2008, we incurred operating costs of $40,912.  For the period from inception to March 31, 2008, we incurred operating costs of $74,912. These operating costs included administration expenses and services in developing the business concept of the Company.

Liquidity and Capital resources

At December 31, 2007, we had cash on hand of $700.  At March 31, 2008, we had cash on hand of $188.  The corporation did not have any liabilities as of December 31, 2007 and March 31, 2008 and as of this date.

We have funded our business to date from sales of our shares of common stock.  The gross proceeds from the sale of our shares of common stock during the period from inception on March 5, 2007 through to December 31, 2007 totaled $32,100.  The gross proceeds from the sale of our shares of common stock during January 1, 2008 to March 31, 2008 were $40,400.  The total gross proceeds from the sale of our shares of common stock from inception on March 5, 2007 to March 31, 2008 were $72,500.  The Cash or cash equivalent used in operating activities to December 31, 2007 was $34,000, resulting in the net loss of $34,000 during the period of inception to December 31, 2007.  The Cash or cash equivalent used in operating activities from January 1, 2008 to March 31, 2008 was $40,912, resulting in the net loss of $40,912 during the period from January 1, 2008 to March 31, 2008.  The total operating losses from inception on March 5, 2007 through March 31, 2008 is $74,912.  As of December 31, 2007 and as of March 31, 2008, the Company recorded $ -0- in liabilities.

There are no assurances that we will be able to achieve further sales of our shares of common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our development of the business concept and our venture will fail.

The Company will require approximately $100,000 to complete Milestones 1 through 3 of its business plan. A minimum of $200,000 is required to complete Milestones 4 and 5 in order for the Company to search out and begin its sales from the model showroom and implement its documentation for submission to the FTC for the Company to be able to enter into the sale of franchised locations. Should the Company not raise these funds or obtain sufficient financing to complete a minimum of Milestones 1 and 2 of its business plan, its business plan will fail.

In the next 12 months, we have no commitments for further expenditures, other than a commitment to pay $500 per month for office services and business support in the event that this Form S-1 Registration Statement becomes effective and the first 25% of the offering is received and accepted by the Company..

i.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are no changes in and disagreements with accountants on accounting and financial disclosure.

j.

Quantitative and Qualitative Disclosure about Market Risk.

See Risks Related to the Offering, Page 17.

k.

Directors and Executive Officers.

Name of Director Age	Office Held
Gus Williams 54	President, Chief Executive Officer, Director
Brian Jenkins 34	Secretary/Treasurer, Chief Financial Officer and Director

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

Gus Williams, age 54, President, Chief Executive Officer and Director

Mr. Gus Williams attended the University of Southern California Los Angeles, California (1971-1975), with studies in business and communication. Mr. Gus Williams was drafted by the National Basketball Association (NBA) in 1975. Mr. Gus Williams played professional basketball for the NBA for 9 years as starting point guard for such teams as the Seattle Supersonics and Golden State Warriors, winning the World Championship with the Seattle Supersonics in 1979.  Following retirement from the NBA in 1984, Mr. Gus Williams utilized his business skills in both his own businesses and as a consultant for sports related enterprises. Mr. Gus Williams has a wide range of personal, business and professional contacts that promise to inure to the benefit of New World once operational.

Mr. Brian Jenkins, Age 34 – Secretary/Treasurer, Chief Financial Officer and Director.

Mr. Brian Jenkins is a graduate of Simon Fraser University in Burnaby, British Columbia, Canada (1992), with a degree in Business Administration with emphasis on Small Business Accounting, Business Management, Computer Network Administration and Human Resources Management.  Mr. Jenkins also graduated from Sprout-Shaw College, Vancouver, Canada (1994), with a diploma in International Tariff Management, International Finance/Marketing and International Import/Export Law. Mr. Jenkins’ business experience includes being a Member of Vancouver Board of Trade since 1997 and President and Managing Director of Gr8 Marketing, Ltd, (2004-present); Management Consultant for Real Profit Solutions (2000-2004) and Vice-President of Quantum Cigar Corporation (1997-2000).

Term of Office – 1 year commencing on March 20, 2008 and ending March 31, 2009.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Management’s Potential Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities. .

l.

Executive Compensation

At the present time, the officers and directors do not receive a salary and only the Company’s President, Mr. Gus Williams has received $7,500 and 100,000 shares of common stock for his officers and directors compensation.

Equity Compensation Plan Information

At the present time, there is no Executive Equity Compensation plan

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception on March 5, 2007 until December 31, 2007 and March 31, 2007.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP payouts ($)	All Other Compen- sation ($)
Gus Williams, President & Director (1)	2008	7,500	Nil	Nil	100,000	Nil	Nil
Brian Jenkins, Secretary/Treasurer & Director (2)	2008	Nil	Nil	Nil	-0-	Nil	Nil

(1)Appointed President & Director on March 20, 2008

(2)Appointed Secretary & Director on March 20, 2008

We currently do not pay any additional compensation to our officers and directors.

Stock Option Grants

We have not granted any stock options to any parties, inclusive of the executive officers, since incorporation on March 5, 2007 and to the Company’s yearend of December 31, 2007 and to March 31, 2008 and to the date of this offering.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Gus Williams, our President & Director, or Mr. Brian Jenkins, our Secretary/Treasurer & Director, or any other persons related to or employed by the New World. We do not pay any salary to either officer/director.

m.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to beneficially own more than 5% of our outstanding common stock as of March 31, 2008 and as of this date, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of beneficial owner	Amount Percentage of Beneficial Owner
Common Stock (Related Party)	Atlas Financial Group c/o William Doran, Sr. 1717 East Bell Road, #100 Phoenix, Arizona 85022	2,500,000 Shares (31.93%)
Common Stock	Gus Williams	100,000 Shares
(Management)	659 Gramatan Avenue Mt. Vernon, New York 10552	(1.28%)
Common Stock (Investors)	Address for the following Shareholders: c/o International Investor Relations and Management 36 Boulevard Helvetique 1207 Geneva, Switzerland

	Intercontinental Investment Group	1,010,000 Shares
(12.9%)

	Monmart Group Holdings	500,000 Shares
(6.39%)

	Baby G Investment Group	700,000 Shares
(8.94%)

	Morgan-Hannover Holdings	700,000 Shares
(8.94%)

	Montgomery Asset Mgt. Group	950,000 Shares
(12.13%)

	Montmarc Group Holdings	950,000 Shares
(12.13%)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof.  The percent of class is based on 7,830,000 shares of common stock issued and outstanding as of the date of this prospectus.

n.

Transactions with Related Persons, Promoters and Certain Control Persons.

There are no promoters of the Company and the Control Persons are so noted in Item 11-m.

Mr. Gus Williams and Mr. Brian Jenkins are our officers and directors.  Mr. Gus Williams is President, Chief Executive Officer and Director of the Company. Mr. Brian Jenkins is Secretary/Treasurer, Chief Financial Officer and Director of the Company.

Mr. Gus Williams has acquired 100,000 shares of our common stock on March 20, 2008 as a transfer from the Company’s incorporator and interim director, Mr. Christopher Turner. Those original shares were issued on April 15, 2007 as an exchange for officer and director’s services. Those 100,000 shares of common stock are valued at a price of $0.001 per share, resulting in $100 for accounting purposes.

Mr. Brian Jenkins has an agreement to be issued 100,000 shares of common stock when, as and if this registration statement becomes effective, and at least 50% of the offering is sold and the Company’s business can commence.

Item 11-A. Material Changes.

There are no material changes in the Company.

Item 12. Incorporation of Certain Information by Reference.

The Company has never filed any reports with the Securities and Exchange Commission.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. The Company electronically files with the Securities and Exchange Commission (SEC) this prospectus and registration statement. The SEC maintains an internet site (http://www.sec.gov) that contains reports and other information regarding issuers that do file electronically. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's internet site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders. We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the SEC.  When, as and if such effectiveness is granted, we will deliver annual reports to securities holders containing audited financial statements as well as complying with other SEC and state filing requirements.

Dealer Prospectus Delivery Obligation

Until 12 months from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Washington Statutes and our Bylaws.  The Washington Statutes permits a Washington corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. Our Articles of Incorporation provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Washington Statutes. The indemnification provided by the Washington Statutes and our Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:
Securities and Exchange Commission registration fee	$15.72
Accounting fees and expenses	7,000.00
Legal fees and expenses	11,984.28
EDGAR filing fees, printing	4,000.00
Total	$23,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the purchasing shareholders. The purchasing shareholders, however, will pay any other expenses incurred in buying or selling their common stock, including any brokerage commissions or costs of purchase or sale.

Item 14.   Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the laws of the State of Washington and our bylaws.  Director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit; and

4. willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Washington law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.  such indemnification is expressly required to be made by law;

2.  the proceeding was authorized by our Board of Directors;

3.  such indemnification is provided by us, in our sole discretion, pursuant to the powers vested to us under Washington law; or

4.  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination  is made, demonstrates clearly and convincingly that such  person acted  in bad faith or in a manner that such person did  not believe to be in or not opposed to our best interests.

Item 15.  Recent Sales Of Unregistered Securities.

1.

April 15, 2007 – 2,500,000 shares of common stock were issued to Atlas Financial Group in exchange for their business model. These 2,500,000 shares of common stock were valued at the Company’s par value of $0.001 and reflected as $2,500 on the Issuer’s audited financial statements.

2.

April 15, 2007 - 100,000 shares of common stock issued in exchange for officer and director services for the Company’s Interim Incorporator, President and Director, Mr. Christopher Turner.  These shares of common stock were valued at the Issuer’s par value of $0.001 and transferred to the Company’s current President and Director, Mr. Gus Williams on May 5, 2008.

The Following Sales of Shares of Common Stock at $0.01 per  Share in 2007:

3.

April 17, 2007 – 10,000 shares of common stock issued to Intercontinental Investment Group in exchange for $100 in investment capital. These shares of common stock were sold for $0.01 per share.

4.

August 5, 2007 – 1,000,000 shares of common stock issued to Intercontinental Investment Group in exchange for $10,000 in investment capital. These shares of common stock were sold for $0.01 per share.

5.

September 6, 2007 - 200,000 shares of common stock issued to Monmart Group Holdings in exchange for $2,000 in investment capital. These shares of common stock were sold for $0.01 per share.

6.

September 24, 2007 - 300,000 shares of common stock issued to Monmart Group Holdings in exchange for $3,000 in investment capital. These shares of common stock were sold for $0.01 per share.

7.

October 9, 2007 - 400,000 shares of common stock issued to Baby G Investment Group in exchange for $4,000 in investment capital. These shares of common stock were sold for $0.01 per share.

8.

October 17, 2007 - 300,000 shares of common stock issued to Baby G Investment Group in exchange for $3,000 in investment capital. These shares of common stock were sold for $0.01 per share.

9.

November 5, 2007 - 400,000 shares of common stock issued to Morgan-Hannover Holdings in exchange for $4,000 in investment capital. These shares of common stock were sold for $0.01 per share.

10.

November 19, 2007 - 300,000 shares of common stock issued to Morgan-Hannover Holdings in exchange for $3,000 in investment capital. These shares of common stock were sold for $0.01 per share.

11.

December 4, 2007 - 300,000 shares of common stock issued to Inter-Carpor Group Holdings in exchange for $3,000 in investment capital. These shares of common stock were sold for $0.01 per share.

The Following Sales of Shares of Common Stock at $0.02 per  Share in 2008:

12.

March 26, 2008 - 950,000 shares of common stock issued to Montgomery Asset Management Group in exchange for $19,000 in investment capital. These shares of common stock were sold for $0.02 per share.

13.

March 26, 2008 - 950,000 shares of common stock issued to Montmarc Group Holdings in exchange for $19,000 in investment capital. These shares of common stock were sold for $0.02 per share.

14.

March 27, 2008 – 120,000 shares of common stock issued to Associated Holdings and Management in exchange for $2,400 in investment capital. These shares of common stock were sold for $0.02 per share.

All purchasers represented their intention to acquire the securities for investment only and not with a view toward distribution.

Appropriate legends will be affixed to the stock certificates issued, where applicable.  All investors were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act because the transactions by the issuer did not involve a public offering, the recipients had sufficient knowledge and experience in financial and business matters and were able to evaluate the merits and risks of an investment in the issuer, they had access to the type of information normally provided in a prospectus and the transaction was non-recurring and privately negotiated.

Item 16.  Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Legal Counsel, William Doran, Sr., Attorney at Law
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mount Vernon, New York and Phoenix, Arizona on August 5, 2008.

New World Motorsports, Inc.

By: /s/  Gus Williams

President,

Chief Executive Officer,

Director

By: /s/ Brian Jenkins

Secretary/Treasurer,

Chief Financial Officer,

Secretary and Treasurer